Exhibit 10.3.1

FORM OF
INVESTMENT MANAGEMENT AGREEMENT

                WHITE MOUNTAINS ADVISORS LLC, a Delaware limited liability company (the “Advisor”), having an address at 370 Church Street, Guilford, Connecticut 06437, and ONEBEACON INSURANCE GROUP, LTD AND ITS SUBSIDIARIES., a Bermuda corporation (the “Client”), having an address at Bank of Butterfield Building, 42 Reid Street, Hamilton, HM 12, Bermuda, hereby enter into this Investment Management Agreement, dated as of [November 11, 2006] (this “Agreement”), and hereby agree that the Advisor shall act as discretionary adviser with respect to the assets of the Client described below (the “Investment Account”) on the following terms and conditions:

                1.             Investment Account.  The Investment Account shall consist of cash and the securities of the Client.

                2.             Services of Advisor.  By execution of this Agreement, the Advisor accepts appointment as adviser for the Investment Account with full discretion and agrees to supervise and direct the investments of the Investment Account in accordance with the investment objectives, policies and restrictions described in the investment guidelines attached hereto as Schedule A (the “Investment Guidelines”).  The Investment Guidelines are for the stated purpose of assisting the Advisor in the performance of its investment duties.  The Advisor will manage the Investment Account in accordance with such Investment Guidelines as provided to the Advisor from time to time.  In addition, the Advisor agrees to provide treasury management advisory services specific to the Investment Account (“Treasury Management Services”), as directed by the Client.  The Treasury Management Services include, without limitation, (i) executing investment transactions to support short-term treasury cash requirements, (ii) settling inter-company and dividend treasury transactions with cash and securities, (iii) settling quarterly tax liability payments from the Investment Account, (iv) providing preliminary valuation for securities supporting treasury transactions, (v) assisting the Client in evaluating securities lending programs administered by custodians designated by the Client and acceptable to the Advisor, and (vi) collaborating with the Client to provide treasury transaction support to custodians and accounting servicing providers designated by the Client and acceptable to the Advisor.

                3.             Discretionary Authority.  Advisor shall have full discretion and authority, without obtaining any prior approval, as the Client’s agent and attorney-in-fact: (a) to make all investment decisions in respect of the Investment Account on the Client’s behalf and at the Client’s sole risk; (b) to buy, sell, exchange, convert, liquidate or otherwise trade in any stock, bond and other securities in respect of the Investment Account; (c) to place orders with respect to, and to arrange for, any of the foregoing; and (d) in furtherance of the foregoing, to do anything which the Advisor shall deem requisite, appropriate or advisable in connection therewith, including, without limitation, the selection of such brokers, dealers, and others as the Advisor shall determine in its absolute discretion.

                4.             Liability.  In the performance of its services, the Advisor will not be liable for any error in judgment or any acts or failures to act except those resulting from the Advisor’s gross negligence, willful misconduct or malfeasance.  Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the federal securities laws.  The Advisor shall have no responsibility whatsoever for the management of any assets of the Client other than the Investment Account.

                5.             Custody.  The assets of the Investment Account shall be held in one or more separately identified accounts in the custody of one or more banks, trust companies, brokerage firms or other entities designated by the Client and acceptable to the Advisor.  The Advisor will communicate its investment purchase, sale and delivery instructions directly with the Client’s custodian or other qualified depository.  The Client shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and the Advisor shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the custodians.

                6.             Brokerage.  When placing orders for the execution of transactions for the Investment Account, the Advisor may allocate all transactions to such brokers or dealers, for execution on such markets, at such prices and commission rates, as are selected by the Advisor in its sole discretion.  In selecting brokers or dealers to execute transactions, the Advisor need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost.  It is not the Advisor’s practice to negotiate “execution only” commission rates, and, in negotiating commission rates, the Advisor shall take into account the financial stability and reputation of brokerage firms and brokerage and research services provided by such brokers.  The Client may be deemed to be paying for research provided or paid for by the broker which is included in the commission rate although the Client may not, in any particular instance, be the direct or indirect beneficiary of the research services provided.  Research furnished by brokers may include, but is not limited to, written information and analyses concerning specific securities, companies or sectors; market, finance and economic studies and forecasts; financial publications; statistics and pricing services; discussions with research personnel; and software and data bases utilized in the investment management process.  The Client acknowledges that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may at times result in higher transaction costs than would otherwise be obtainable.  The Advisor is hereby authorized to, and the Client acknowledges that the Advisor may, aggregate orders on behalf of the Investment Account with orders on behalf of other clients of the Advisor.  In such event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, shall be made in a manner which the Advisor considers to be the most fair and equitable to all of its clients, including the Client.

                7.             Representations and Warranties.

(a)            The Client represents, warrants, covenants and agrees that:

(i)        it has full legal power and authority to enter into this Agreement;

(ii)                      the appointment of the Advisor hereunder is permitted by the Client’s governing documents and has been duly authorized by all necessary corporate or other action; and

(iii)                         it will indemnify the Advisor and hold it harmless against any and all  losses, costs, claims and liabilities which the Advisor may suffer or incur arising out of any material breach of these representations and warranties of the Client.

                                (b)   The Advisor represents, warrants, covenants and agrees that:

                                                                                                                              (i)        it has full legal power and authority to enter into this Agreement;

                                                                                                      (ii)         it is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

                                                                                    (iii)        entering into this Agreement has been duly authorized by all necessary corporate or other action under the Advisor’s governing document; and

                                                                                                                        (iv)        it will indemnify the Client and hold it harmless against any and all losses, costs, claims and liabilities which the Client may suffer or incur arising out of any material breach of any representations and warranties of the Advisor.

8.             Reports.  The Advisor shall provide the Client with reports containing the status of the Investment Account at least monthly (i.e. FLASH Report), and will provide written advisory report letters to the Client on a quarterly basis.  The Advisor shall also provide the Client with preliminary valuation of the Investment Account on a monthly basis.  The preliminary valuation will be determined in accordance with the Advisor’s valuation policies and procedures, a copy of which shall be provided to the Client at least annually.  All records maintained pursuant to this Agreement shall be subject to examination by the Client and by persons authorized by it, or by appropriate governmental authorities, at all times upon reasonable notice.  The Advisor shall provide copies of trade tickets, custodial reports and other records the Client reasonably requires for accounting or tax purposes.

                9.             Management Fee, Treasury Management Fee and Expenses.

                                (a)   The Advisor will be paid a quarterly management and treasury management fee (the “Management Fee”) for its investment advisory and treasury management services provided hereunder, determined in accordance with Schedule B to this Agreement.  During the term of this Agreement, the Management Fee shall be billed and payable in arrears on a quarterly basis within 10 days after the last day of each calendar quarter based upon the value of the Investment Account as of the last day of the immediately preceding calendar quarter.  The Management Fee shall be pro-rated for any partial quarter.  Capital inflows and outflows result in an adjustment to the value of assets under management that serves as the base of the Management Fee.  This adjustment has the effect of time-weighting capital flows in the account resulting in the Management Fee being properly charged for only the period of time such assets are actually managed by the Advisor.  It is understood that, in the event that the Management Fee is to be paid by the custodian out of the Investment Account, the Client will provide written authorization to the custodian to pay the Management Fee directly from the Investment Account.

                                (b)  The Client shall be responsible for all expenses incurred directly in connection with transactions effected on behalf of the Client pursuant to this Agreement and shall include:  custodial fees; PAM accounting service fees, Charles River compliance service fees, investment expenses such as commissions; and other expenses reasonably related to the purchase, sale or transmittal of Investment Account assets (other than research fees and expenses with respect to the Investment Account).

                10.           Confidential Relationship.  All information and advice furnished by either party to the other party pursuant to this Agreement shall be treated by the receiving party as confidential and shall not be disclosed to third parties except as required by law.

                11.           Assignment.  This agreement may not be assigned (within the meaning of the Advisers Act) by either party without the written consent of the other party, and any assignment without such consent shall automatically cause the termination hereof.

                12.           Directions to the Advisor.  All directions by or on behalf of the Client to the Advisor shall be in writing signed by or on behalf of the Client.  The Advisor shall be fully protected in relying upon any such writing which the Advisor believes to be genuine and signed or presented by the proper person or persons, shall be under no duty to make any investigation or inquiry as to any statement contained therein and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

                13.           Services to Other Clients.  It is understood that the Advisor acts as investment adviser to other clients and may give advice and take action with respect to such clients that differs from the advice given or the action taken with respect to the Investment Account.  Nothing in this Agreement shall restrict the right of the Advisor, its members, managers, officers, employees or affiliates to perform investment management or advisory services for any other person or entity, and the performance of such service for others shall not be deemed to violate or give rise to any duty or obligation to the Client.

                14.           Investment by the Advisor for Its Own Account.  Nothing in this Agreement shall limit or restrict the Advisor or any of its members, managers, officers, employees or affiliates from buying, selling or trading any securities for its or their own account or accounts.  The Client acknowledges that the Advisor and its members, managers, officers, employees, affiliates and other clients may at any time have, acquire, increase, decrease or dispose of securities which are at or about the same time acquired or disposed of for the account of the Client.  The Advisor shall have no obligation to purchase or sell for the Investment Account or to recommend for purchase or sale by the Investment Account any security that the Advisor or its members, managers, officers, employees or affiliates may purchase or sell for itself or themselves or for any other client.

                15.           Proxies.  Subject to any other written instructions of the Client, the Advisor is hereby appointed as the Client’s agent and attorney-in-fact in its discretion to vote, convert or tender in an exchange or tender offer any securities in the Investment Account, to execute proxies, waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities, and the Advisor shall not incur any liability to the Client by reason of any exercise of, or failure to exercise, any such discretion.

                16.           Notices.  All notices and instructions with respect to securities transactions or any other matters contemplated by this Agreement shall be deemed duly given when delivered in writing, via electronic communications or deposited by first-class mail to the following addresses: (a) if to the Advisor, at its address set forth above, Attention: Chief Financial Officer, or (b) if to the Client, at its address set forth above, Attention: Chief Financial Officer.  The Advisor or the Client may change its address or specify a different manner of addressing itself by giving notice of such change in writing to the other party.

                17.           Entire Agreement; Amendment.  This Agreement sets forth the entire agreement of the parties with respect to management of the Investment Account and shall not be amended except by an instrument in writing signed by the parties hereto.

                18.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.  All arbitration expenses shall be borne equally by the Advisor and the Client.

                19.           Termination.  This Agreement shall continue in force in accordance with paragraph 21, Effective Date and Term of this Agreement.  During such term, this Agreement may be terminated by the Client upon written notice to the Advisor at least sixty (60) days prior to the date upon which such termination is to become effective only (i) for cause (including material non-performance by the Advisor), (ii) if there is a change in control of the Advisor (for this purpose, a change in control represents 50% or more of voting interest of the Advisor) or (iii) if White Mountains Insurance Group, Ltd.’s voting interest in Client falls below 50%.  Following the end of the initial fixed term and any extensions, as provided by paragraph 21, Effective Date and Term of this Agreement, the Agreement may be terminated by either party without penalty by written notice to the other party at least sixty (60) days prior to the date upon which such termination is to become effective, provided that the Client shall honor any trades executed but not settled before the date of any such termination.  Upon termination of this Agreement, any accrued and unpaid Management Fee and Treasury Management Fee hereunder shall be paid by the Client to the Advisor.

                20.           Governing Law.  To the extent that the interpretation or effect of this Agreement shall depend on state law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                21.           Effective Date and Term.  This Agreement shall become effective on the first date written above for an initial fixed term of three years, which will be extendible by the Client for an additional one year (a fourth year) at/prior to the end of the second year of the term, and if so extended, for a second additional year (a fifth year) at/prior to the end of the third year of the term.

                22.           Receipt of Disclosure Statement.  The Client acknowledges receipt of a copy of Part II of the Advisor’s Form ADV in compliance with Rule 204-3(b) under the Investment Advisers Act of 1940, as amended, more than 48 hours prior to the date of execution of this Agreement.  The Advisor shall annually and without charge, upon request by the Client, deliver to the Client the current version of such form or a written document containing at least the information then required to be contained in such form.

                23.           Counterparts.  This Agreement may be executed in two counterparts, each one of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

ADVISOR:	CLIENT:

WHITE MOUNTAINS ADVISORS, LLC	ONEBEACON INSURANCE GROUP, LTD.

By:	By:

Print:	Print:

Title:	Title: